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EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Capital Automotive REIT's previously filed Registration Statement File No. 333-41183, Registration Statement File No. 333-73181 and Registration Statement File No. 333-73183.



                                                 /s/ ARTHUR ANDERSEN LLP


Washington, D.C.
March 17, 1999